UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported)	February 27, 2002

The Corporate Executive Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2000 Pennsylvania Avenue, N.W. Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,	(202) 777-5000

(Former name and former address, if changed since last report.)

Item 5.    Other Events.

      On February 27, 2002, certain stockholders consummated the sale of 2,000,000 shares of the registrant’s common stock, par value $0.01 per share.

Item 7.    Financial Statements and Exhibits.

(c) Exhibit

1.1	Underwriting agreement, dated February 27, 2002, among The Corporate Executive Board Company, Deutsche Banc Alex. Brown Inc. and the stockholders listed therein.

Item 9.    Regulation FD Disclosure.

     On February 27, 2002, the Company issued the press release attached hereto as exhibit 99.1, the text of which is incorporated herein by reference and furnished solely pursuant to this Item 9.

Exhibit 99.1	Press release, dated February 27, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company

(Registrant)

Date: February 28, 2002	/s/ Clay M. Whitson

Clay M. Whitson, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting agreement, dated February 27, 2002, among The Corporate Executive Board Company, Deutsche Banc Alex. Brown Inc. and the stockholders listed therein.

99.1	Press release, dated February 27, 2002.